UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2016

ARROWHEAD RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21898	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 S. Lake Avenue, Suite 1050, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders of Arrowhead Research Corporation (the “Company”) at the 2016 Annual Meeting of Stockholders held on March 8, 2016.

•	Election of five directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

•	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for fiscal 2015;

•	Ratification of Rose Snyder & Jacobs as independent auditors of the Company for the fiscal year ended September 30, 2016.

As of January 11, 2016, the record date for the Annual Meeting, the Company had 59,627,499 shares of its common stock outstanding and entitled to vote. In addition, there were 2,670,990 common shares issuable upon conversion of Series C preferred stock that were entitled to vote at the meeting. At the Annual Meeting, 45,277,215 shares were present in person or represented by proxy and entitled to vote. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

NAME	FOR	WITHHELD	NON VOTES
Christopher Anzalone	21,390,084	716,036	23,171,095
Mauro Ferrari	20,845,285	1,260,835	23,171,095
Edward W. Frykman	20,023,404	2,082,716	23,171,095
Douglass Given	20,289,153	1,816,967	23,171,095
Michael S. Perry	20,774,934	1,331,186	23,171,095

Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the 2015 fiscal year

11,825,503 FOR 9,886,269 AGAINST 394,348 ABSTAIN 23,171,095 NON VOTES

The proposal was approved.

Ratification of Rose, Snyder & Jacobs as Arrowhead’s independent public accounting firm

44,423,015 FOR 324,282 AGAINST 529,918 ABSTAIN

The appointment was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Jane Davidson
Jane Davidson
Corporate Secretary